UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934
Date of Report (date of earliest event report):  May 28, 2009 (May 27, 2009)

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33460 (Commission File Number)	94-1690082 (I.R.S. Employer Identification Number)

1500 CityWest Blvd., Suite 800
Houston, Texas 77042
 (Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of theregistrant under any of the following provisions:

 ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  Other Events

On May 27, 2009, Geokinetics Inc., a Delaware corporation, (“Geokinetics” or the “Company”) held its 2009 Annual Meeting of Stockholders.  The total outstanding voting securities eligible to vote were 14,575,091 shares, which consisted of 10,580,501 shares of Common Stock, $0.01 par value, and 3,994,590 shares of Common Stock upon the conversion of 399,459 shares of Series B Senior Convertible Preferred Shares, $10.00 par value, voting together as a single class.  The stockholders were asked to take the following actions:

1.	Elect seven directors to Geokinetics’ seven-member Board of Directors, each to hold office for a term of one year;

2.
Approve a one-time stock option repricing and exchange program under which eligible employees (including executive officers) would be able to elect to exchange certain outstanding options issued under equity plans for new lower priced options which would include modifications to option vesting and term; and

3.	Approve the appointment of UHY LLP as Geokinetics’ independent public accountants for the fiscal year ending December 31, 2009.

PROPOSAL 1 – ELECTION OF DIRECTORS

The following incumbent directors stood for re-election:

Name	Position	Director Since
William R. Ziegler	Chairman (non-executive) (since February 2, 1999 and Director)	1997
Richard F. Miles	President, Chief Executive Officer and Director	2007
Christopher M. Harte	Director	1997
Steven A. Webster	Director	1997
Gary M. Pittman	Director	2006
Robert L. Cabes, Jr.	Director	2006
Christopher D. Strong	Director	2007

The results of the vote were as follows:

Name	For	Against	Abstain
William R. Ziegler	12,327,860	148,807	2,009
Richard F. Miles	12,383,940	92,727	2,009
Christopher M. Harte	12,356,598	120,069	2,009
Steven A. Webster	12,383,961	92,705	2,010
Gary M. Pittman	12,295,435	181,231	2,010
Robert L. Cabes, Jr.	12,359,891	116,776	2,009
Christopher D. Strong	12,408,223	67,848	2,605

PROPOSAL 2 – APPROVAL OF ONE-TIME STOCK OPTION REPRICING AND EXCHANGE PROGRAM

The results of the vote were as follows:

For	Against	Abstain
11,242,615	1,221,519	14,542

PROPOSAL 3 – APPROVAL OF THE APPOINTMENT OF GEOKINETICS’ INDEPENDENT PUBLIC ACCOUNTANTS

The results of the vote were as follows:

For	Against	Abstain
12,473,194	4,349	1,133

ITEM 9.01  Financial Statements and Exhibits.

(d)           Exhibits

99.1    Text of Management Presentation given at Annual Meeting of Stockholders on May 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEOKINETICS INC.

Date: May 28, 2009	By:	/s/ Scott A. McCurdy
Scott A. McCurdy, Vice President and Chief Financial Officer